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                                                                    EXHIBIT 99.1

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FLEMING                                                       NEWS RELEASE
                           CONTACTS:                                            Fleming Companies, Inc.
                           (Media) Shane Boyd 972.906.8824                      1945 Lakepointe Drive
                           (Media) Randy Hatcher 972.906.8823                   P.O. Box 299013
                           (Investors-Equity) Meredith Anderson 972.906.8592    Lewisville, Texas
                           (Investors-Debt) Matt Hildreth 972.906.8126          75029
                                                                                telephone 972.906.8000
                                                                                facsimile 972.906.1561
                                                                                www.fleming.com
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                       MAJOR TRANSACTIONS OPEN SIGNIFICANT
                      NEW GROWTH OPPORTUNITIES FOR FLEMING

        ACQUISITIONS OF CORE-MARK AND HEAD DISTRIBUTING ADVANCE FLEMING'S STRATEGY TO SERVE RETAILERS OF ANY SIZE, ANY FORMAT, ANY LOCATION

      FURTHERS #1 POSITION AS SUPPLIER OF CONSUMER PACKAGE GOODS TO RETAIL

DALLAS, TEXAS, APRIL 24, 2002 -Fleming (NYSE: FLM) today said that it is acquiring privately-held companies Core-Mark International, Inc. and Head Distributing, two of the nation's foremost convenience-store distributors. The acquisitions further Fleming's strategic transformation into an efficient, national, multi-tier supply chain for consumer package goods to retailers of any size, format, or location. With approximately $22 billion in projected 2003 revenue, Fleming furthers its #1 position as a supplier of consumer package goods to the U.S. retail industry.

         Core-Mark, a leading piece-pick distributor to convenience stores and other retail customers in western North America, had 2001 sales of $3.4 billion. Core-Mark is known for its excellent management team and customer-focused associates. It serves nearly 30,000 locations from its network of 19 distribution centers. Current Core-Mark customers include Circle K, Phillips Petroleum, ARCO AM-PM, EZ Mart, Chevron and Shell dealers, 7-11 franchisees, Long's Drug Stores, Albertson's, and Safeway.

         Head Distributing, a Georgia-based distributor, operates two piece-pick distribution centers and serves 3,000 retail locations in six southeastern states. Head Distributing's fiscal 2001 sales were approximately $350 million. Head's largest customer is Ahold's convenience operations.

         Core-Mark's solid presence in the west combined with Head's southeastern positioning perfectly complements Fleming's piece-pick strength in the midwest and east. Combined, Fleming will have a nationwide network of high-velocity piece-pick distribution centers that will serve approximately one out of every five of the convenience store outlets in the United States, along with many other retail customers.



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         Also, as a result of these acquisitions, Fleming will have:

         o significant opportunities to expand sales and marketing initiatives as one of only two piece-pick suppliers capable of national distribution to convenience stores and other convenience-related retail formats;

         o a national, interconnected network of multi-tier distribution centers, with piece-pick (meaning products selected in single unit quantities and distributed in totes), case-pick (meaning products selected in case quantities, aggregated and distributed on pallets), and flow-through (meaning distribution in full pallet quantities);

         o an increasingly efficient supply chain with expanded procurement and merchandising scale; and

         o further diversification of its customer base, with enhanced sales and earnings growth potential.

         "These acquisitions benefit all of Fleming's stakeholders," said Mark Hansen, Fleming's chairman and chief executive officer. "Our shareholders will be clear beneficiaries of Fleming's expanded sales and the increased earnings we anticipate from these acquisitions. Our customers will be advantaged as we continue to drive costs out of the supply chain through the benefits of size and scale. Consolidating $22 billion of annualized wholesale volume into one company and serving nearly 50,000 retail locations is of tremendous value to vendors. Fleming associates, including the outstanding teams who will be joining us from Core-Mark and Head Distributing, will benefit as we continue to grow our enterprise and execute our winning business model."

         The Head Distributing acquisition closed on April 23. Fleming currently expects the Core-Mark acquisition to close within 90 days, subject to certain closing conditions. The combined purchase price of these two acquisitions is expected to be approximately $430 million, which includes the payment of cash and assumption of debt of these two companies. The projected annual EBITDA run rate of the Core-Mark and Head operations is approximately $80 million.

         In conjunction with these transactions, Fleming plans to file a shelf registration statement for the sale of up to $600 million of debt and/or common stock. The company anticipates issuing a combination of debt securities and common stock in public offerings in order to fund these acquisitions. The company also plans to refinance its existing senior credit facility later this spring. Upon completion, the company anticipates that its new capital structure will eliminate all debt securities maturing before 2007 and result in an improved leverage position, including reducing its debt-to-total capital and debt-to-EBITDA ratios.



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SIGNIFICANT OPPORTUNITIES TO EXPAND SALES

Fleming's multi-tier distribution network provides it with broad growth opportunities. Its new, national footprint for piece-pick distribution that results from the Core-Mark and Head Distributing acquisitions is key in its ability to increase its share of the piece-pick market segment, which Fleming estimates at $100 billion of the total $480 billion addressable market for distribution of consumer package goods in the United States. It includes consumer package goods sales to traditional convenience stores and a variety of other convenience-oriented retail, such as drug stores, fuel stations, mass merchandise stores and supermarkets (for checkstand candy, snacks and tobacco), dollar stores, and other specialty retail outlets including casinos, hotel gift shops, airport concession stands, cigarette and tobacco shops, and military exchanges. Convenience merchandise typically includes candy, snacks, ready-to-eat foods, tobacco, beverages, and certain grocery, frozen, general merchandise, and health and beauty care items. Fleming believes there is an increasing demand for a national network of distribution facilities that can uniformly meet the piece-pick needs of the large-scale chains that are being created through retail and oil industry consolidation. Fleming's multi-tier network will offer all retail formats a low-cost, high-service alternative to other distribution competitors or self-distribution.

AN INCREASINGLY EFFICIENT AND POWERFUL SUPPLY CHAIN DRIVEN BY TECHNOLOGY

Fleming's unique national distribution business model, which it calls "multi-tier distribution," melds its piece-pick, case-pick, and flow-through capabilities into a seamless supply chain architecture that optimizes the particular volume, value, and velocity characteristics of each product. The model uses, and benefits from, cross-docking, which maximizes productivity and minimizes truck miles. It further benefits from the scale derived from its centralized procurement system and consolidated purchasing leverage. Fleming will manage this integrated system with its information technology capabilities and, in particular, its state-of-the-art "F1" supply chain technologies that are currently being rolled out throughout the company's warehouses and central procurement operations. The powerful piece-pick systems created by the Core-Mark team will be incorporated into Fleming's F1 initiative.

RETURN OPPORTUNITIES AND VALUE CREATION

Synergies will help drive the bottom line results of these acquisitions. Fleming anticipates synergies will be produced from the opportunities in sales to national accounts, purchasing, supply chain



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efficiencies, and administrative savings. Additionally, Fleming's historic grocery expertise will be of particular benefit to convenience retailers as they seek ways to grow sales of grocery and ready-to-eat items. Synergies are initially estimated at approximately $20 million in 2003, and are expected to increase to approximately $30 million in 2004.

         The Core-Mark and Head Distributing acquisitions meet Fleming's rigorous and disciplined investment strategy of a minimum second-year cash-on-cash return of 25%. Importantly, Fleming anticipates several important factors will contribute to the smooth integration of Core-Mark and Head Distributing. In particular, Fleming's planned adoption of Core-Mark's outstanding technology platform for piece-pick operations will contribute significantly to the overall implementation and improvement of the combined operations. Also, Fleming will be adding the acquired companies' management expertise in piece-pick distribution to its talent pool. In addition, Fleming's recent and successful experiences with the integration of its distribution network, centralized support services, new business, and acquisitions will serve it well.

EARNINGS GUIDANCE FOR 2002 AND 2003

Because of these acquisitions, Fleming anticipates increasing guidance for 2003, pending finalization of its financing and integration plans. Fleming will issue its first quarter 2002 results on May 7, at which time it will update 2002 guidance, factoring in both these acquisitions and its recent transaction with Albertson's. The update will include a discussion of the one-time costs necessary to realize the full synergies of these events.

ABOUT FLEMING

With its national, multi-tier supply chain network, Fleming is the #1 supplier of consumer package goods to retailers of all sizes and formats in the United States. Pro forma for the completion of the Core-Mark and Head Distributing acquisitions, Fleming will serve nearly 50,000 retail locations, including supermarkets, convenience stores, supercenters, discount stores, concessions, limited assortment, drug, specialty, casinos, gift shops, military exchanges and more. In addition, Fleming is the nation's leading distributor to Hispanic markets. Fleming also has a growing presence in value retailing, operating 102 stores under the Food4Less and Rainbow Foods banners. To learn more about Fleming, visit our Web site at http://www.fleming.com.

Note: This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company's securities.



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NOTE TO THE FINANCIAL COMMUNITY:

Today's news release, along with other information about Fleming, is available on the Internet at www.fleming.com. There will be a conference call for the financial community today, Wednesday, April 24, 2002, at 9:00 a.m. EDT. An audio webcast of the meeting as well as the speakers' slide presentation will be available on the Internet at www.fleming.com The conference can be accessed by phone by calling 800.289.0493 in the U.S. or 913.981.5510 internationally. An audio replay of the meeting will be available shortly following the meeting. The replay can be accessed by telephone at 888.203.1112 in the U.S. or at
719.457.0820 internationally. The access code is 696647. The meeting replay will also be archived on www.fleming.com.

NOTE TO THE MEDIA:

Members of the media can participate in a briefing at 10:00 a.m. EDT by calling
800.810.0924 in the United States or 913.981.4900 internationally. An audio replay of the media briefing will be available shortly following the meeting. The replay can be accessed at 888.203.1112 in the United States or 719.457.0820 internationally. The access code is 670539.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements regarding future events and the future financial performance of Fleming. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; the ability of Kmart to continue as a going concern, to operate pursuant to the terms of its debtor-in-possession financing, or to complete its reorganization according to its plan; non-consummation of the Core-Mark transaction; the ability to obtain financing or to obtain it on acceptable terms; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. Additional information about these factors is contained in Fleming's reports and filing with the Securities and Exchange Commission, including its 2001 Form 10-K. Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this presentation.



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